                                  EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       CAPITAL VIDEO COMMUNICATIONS, INC.


    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and know, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

    FIRST:       The name of the corporation (hereinafter called the
"corporation") is

                 CAPITAL VIDEO COMMUNICATIONS, INC.

    SECOND:      The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

    THIRD:       The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:      The total number of shares of stock which the corporation
shall have authority to issue is Five Million (5,000,000). The par value of each of such shares is Ten Cents ($.10). All such shares are of one class and are shares of Common Stock.

    FIFTH:       The name and the mailing address of the incorporator are as follows:

                 Name                                       Mailing Address
                 ----                                       ---------------
             R. G. Dickerson                       229 South State Street, Dover, Delaware

    SIXTH:       The corporation is to have perpetual existence.

    SEVENTH:     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

    EIGHTH:      For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

    1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

    2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

    3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)
         (2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

    NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and
all rights at any time conferred upon the stockholders of       the corporation
by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on June 28, 1982.


                                        /s/ R. G. Dickerson
                                        -------------------
                                        R. G. Dickerson
                                          Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CAPITAL VIDEO COMMUNICATIONS, INC.


    It is hereby certified that:

    1. The name of the corporation (hereinafter called the "Corporation") is CAPITAL VIDEO COMMUNICATIONS, INC.

    2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

         "First: The name of the corporation (hereinafter called the "corporation") is CAPITOL VIDEO COMMUNICATIONS, INC."

    3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

         Signed and attested to on November 29, 1983.

                                        /s/ Douglas A. Weiss
                                        --------------------
                                        Douglas A. Weiss
                                           President

Attest:

/s/ Robert I. Bogin
-------------------
Robert I. Bogin
  Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF
                       CAPITOL VIDEO COMMUNICATIONS, INC.


    Capitol Video Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

    FIRST:    That the Board of Directors of the Corporation adopted a
resolution at a meeting of the Board of Directors in November 1988, proposing and declaring advisable amending and restating the first sentence of Article FOURTH to increase the number of shares authorized so that Article FOURTH shall be amended to read as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is Six Million (6,000,000) with a par value of Ten Cents ($.10) each, amounting to Six Hundred Thousand Dollars ($600,000.00)."

    SECOND: That said amendment to the Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote at the Annual Meeting of the Shareholders held on November 17, 1989, after waiving notice required for such vote.

    THIRD: That said amendment to the Certificate of Incorporation of the Corporation had been duly adopted in accordance with the applicable provisions of Section 141, 228 and 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said Corporation has caused its corporate seal to be affixed and this Certificate to be signed by the officers whose respective names and offices appear below, this 20th day of February, 1990.

                                        CAPITOL VIDEO COMMUNICATIONS, INC.


                                        BY: /s/ Robert I. Bogin
                                            -------------------
                                            Robert I. Bogin
                                            Secretary / Executive Vice President

ATTEST:

BY:  /s/ Zee Jacobs
     --------------
     Zee Jacobs
     Assistant Secretary

    [Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                       CAPITOL VIDEO COMMUNICATIONS, INC.



    Capitol Video Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of the Corporation ratified and adopted a resolution at a meeting of the Board of Directors on December 3, 1991, proposing and declaring advisable amending and restating Article FIRST to change the name of the Corporation so that Article FIRST shall read as follows:

         "FIRST: The name of the corporation (hereinafter called the "corporation") is

                 CAPITOL MULTIMEDIA, INC."

    SECOND: That the Board of Directors of the Corporation ratified and adopted a resolution at a meeting of the Board of Directors on December 3, 1991, proposing and declaring advisable amending and restating Article FOURTH (previously amended on February 20, 1990 to increase the number of authorized shares) to increase the number of shares authorized and to provide for a reverse stock split so that Article FOURTH shall read as follows:

         "FOURTH: The total number of shares which the Corporation shall have the authority to issue is Ten Million (10,000,000). The Par Value of each such shares in Ten Cents ($.10). All such shares are of one class and are shares of Common Stock. The shares of Common Stock of the Corporation issued and outstanding immediately prior to the time this amendment becomes effective, shall be and are hereby automatically reclassified and changed (without further act) into 2,160,000 fully paid and non-assessable shares of the Common Stock of the Corporation without increasing or decreasing the amount of state capital or paid-in surplus of the Corporation."

    THIRD: That the Board of Directors of the Corporation ratified and adopted a resolution at a meeting of the Board of Directors on December 3, 1991, proposing and declaring advisable amending and restating Article EIGHTH to limit the personal liability of directors to the fullest extent allowed by law so that Article EIGHTH shall read as follows:

         "4. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

    FOURTH: That said amendments to the Certificate of Incorporation have been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote at the annual meetings of shareholders held on November 17, 1989, and December 3, 1991.

    FIFTH: That said amendments to the Certificate of Incorporation have been duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate to be signed by its President and attested by its Secretary, whose respective names and offices appear below, this 31st day of December, 1991.


                                        CAPITOL VIDEO COMMUNICATIONS, INC.

                                        By:   /s/ Robert I. Bogin
                                              -------------------
                                                  Robert I. Bogin,
                                                     President

ATTEST:

By:        /s/ Catherine  Hoopes
           ---------------------
              Catherine  Hoopes,
     Secretary and Chief Financial Officer



[Corporate Seal]

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                            CAPITOL MULTIMEDIA, INC.


Capitol Multimedia, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation adopted a resolution at a meeting of the Board of Directors on June 5, 1996, proposing and declaring advisable amending and restating Article FOURTH (previously amended on December 31, 1991 to increase the number of authorized shares) to increase the number of shares authorized so that Article FOURTH shall read as follows:

         "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Five Million (25,000,000). The par value of each of such shares is Ten Cents ($.10). All such shares are of one class and are shares of Common Stock.

         SECOND: That said amendment to the Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote at the Annual Meeting of Shareholders held on August 22, 1996.

         THIRD: That said amendment to the Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate to be signed by its President and attested by its Secretary, whose respective names and offices appear below, this 2nd day of September, 1996.

                                        CAPITOL MULTIMEDIA, INC.



                                        BY:  /s/ Robert I. Bogin, President
                                             ------------------------------
                                             Robert I. Bogin, President



Attest:



BY:  /s/ Catherine K. Hoopes
     -----------------------
     Catherine K. Hoopes, Secretary